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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

            We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-XXXXX) and the related Prospectus of dELiA*s Corp. for the registration of 5,000,000 shares of its Class A Common Stock and to the incorporation by reference therein of our report dated March 20, 2001 (except for notes 3,4,9 and 14, as to which the date is May 4, 2001) with respect to the consolidated financial statements of dELiA*s Corp. included in its Annual Report (Form 10-K) for the year ended February 3, 2001 filed with the Securities and Exchange Commission.

                                                    ERNST & YOUNG LLP
New York, New York
June 5, 2001